Exhibit 4.7

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of April 28, 2006 by and among Thinkplus Investments Limited, a company organized under the laws of the Cayman Islands (the “Company”); Worksoft Creative Software Technology Co., Ltd. a limited liability company established under the laws of the PRC and a wholly-owned subsidiary of the Company (the “PRC Subsidiary”); WorkSoft Creative Software Technology Limited, company organized under the laws of the British Virgin Islands (the “BVI Subsidiary”); Worksoft Creative Software Technology, Inc. a corporation organized and existing under the laws of Delaware (the “U.S. Subsidiary”); Chen Shuning and David Lifeng Chen (collectively, the “Founders” and each, a “Founder”); Button Software Ltd., a company organized under the laws of the British Virgin Islands (“Button” or the “Founder Entity”); those certain holders of ordinary shares of the Company listed in Schedule A hereto (collectively, the “Ordinary Shareholders”, and each, an “Ordinary Shareholder”); those certain investors of in the Company listed in Schedule B hereto (collectively, the “Series A Investors”, and each, a “Series A Investor”); and those certain investors in the Company listed in Schedule C hereto (collectively, the “Series B Investors”, and each, a “Series B Investor”).

Worksoft Japan, Inc., a company limited by shares organized under the laws of Japan (the “Japan Subsidiary”), the PRC Subsidiary, BVI Subsidiary and US Subsidiary are collectively referred to herein as the “Subsidiaries” and each, a “Subsidiary”. The Company and the Subsidiaries are referred to collectively herein as the “Group Companies”, and each, a “Group Company”. The Series A Investors and the Series B Investors are referred to collectively herein as the “Investors”, and each, an “Investor”.

RECITALS

A.	The Series A Investors purchased from the Company certain Series A preferred shares, par value US$0.01 per share, of the Company (the “Series A Shares”), on the terms and conditions set forth in that certain Series A Preferred Share Purchase Agreement dated as of February 3, 2005 (the “Series A Purchase Agreement”).

B.	On November 3, 2005, the members of the Company passed a resolution to divide each share of the Company into 10 shares pursuant to a stock split, resulting in a revised par value of US$0.001 per share.

C.	The Company, certain of the Ordinary Shareholders and certain of the Series A Investors are parties to that certain Shareholders Agreement, dated as of March 10, 2005 (the “Prior Agreement”). The parties to this Agreement, being sufficient to amend and waive all provisions of the Prior Agreement under Section 6.2 thereof, desire to terminate the Prior Agreement and to accept the rights, obligations and covenants hereto in lieu of the rights, obligations and covenants under the Prior Agreement.

D.	The Company, the Ordinary Shareholders and the Investors are parties to a Series B Preferred Share Purchase Agreement, dated as of April 28, 2006 (the “Series B

Purchase Agreement”) pursuant to which the Series B Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Series B Investors, certain Series B preferred shares, with a par value US$0.001 per share, of the Company (the “Series B Shares”, which term collectively refers to any Series B-1 Shares, Series B-2 Shares and Series B-3 Shares, as defined in the Restated Articles, issued by the Company, and which Series B Shares, along with the Series A Shares, are collectively referred to as the “Preferred Shares”).

E.	It is a condition precedent under the Series B Purchase Agreement that the Company, the Ordinary Shareholders and the Investors enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties hereto, the parties hereto hereby agree to terminate the Prior Agreement and accept the following rights, obligations and covenants in place thereof:

1.	INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1. Information and Inspection Rights.

(a) Information Rights. Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as any Series B Shares or Series A Shares are outstanding, the Group Companies shall deliver to each holder of at least 500,000 Series B Shares or 500,000 Series A Shares (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) their respective:

(i) audited annual consolidated financial statements, within ninety (90) days after the end of each fiscal year, prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) and audited by a “Big 4” accounting firm mutually agreed upon by the Company and the Investors;

(ii) unaudited monthly consolidated financial statements, within twenty-one (21) days of the end of each month which compare actual results against the Company’s annual consolidated budget;

(iii) unaudited quarterly consolidated financial statements, within thirty (30) days of the end of each fiscal quarter;

(iv) an annual consolidated budget for the following fiscal year, within thirty (30) days after the end of each fiscal year;

(v) copies of all Company documents or other Company information sent to any shareholder in its sole capacity as a shareholder;

(vi) upon the written request by the Investors, such other information as the Investors shall reasonably request (the above rights, collectively, the “Information Rights”). All financial statements to be provided to the Investors pursuant to this Section 1.1(a) shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with US GAAP, with the exception of footnotes that may be required by US GAAP, and subject to year-end audit adjustments.

(b) Inspection Rights. Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, each holder of at least 500,000 Series B Shares or 500,000 Series A Shares (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) shall have (i) the right to inspect facilities, records and books of the Company and any of its subsidiaries (including the PRC Subsidiary) at any time during regular working hours on reasonable prior notice to the Company or the PRC Subsidiary, respectively, and (ii) the right to discuss the business, operations and conditions of the Company and any of its subsidiaries (including the PRC Subsidiary) with their respective directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”).

(c) Termination of Rights. The Information Rights, Inspection Rights and Observer Rights described herein shall terminate upon consummation of the first firm commitment underwritten public offering of Ordinary Shares of the Company made pursuant to an effective registration statement under the United States Securities Act of 1933 (the “Securities Act”), as amended, on the New York Stock Exchange or the Nasdaq National Market, at a public offering price per share (prior to underwriting commissions and expenses) that values the Company at not less than US$300,000,000 and which will bring gross proceeds to the Company, before deduction of underwriting discounts and registration expenses, of at least US$50,000,000, or a similar public offering of the Ordinary Shares of the Company in another jurisdiction which results in the Ordinary Shares trading publicly on a recognized regional or national securities exchange; provided that the offering satisfies the foregoing valuation and gross proceeds requirements (“Qualified Public Offering”).

(d) Confidentiality. Each Investor acknowledges that the information received by it pursuant to this Agreement may be confidential and for its use only, and it will not reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally. Notwithstanding the foregoing, any party may disclose such information to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the such information for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.

1.2. Board of Directors.

(a) Number of Directors. The Company’s Amended and Restated Memorandum and Articles of Association (the “Restated Articles”) shall provide that the Company’s Board of Directors (the “Board”) shall consist of a maximum of five (5) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles.

(b) Designation and Election of Sequoia Director. As long as Sequoia Capital China Fund I (“Sequoia”) and its affiliates collectively hold no less than 2,600,000 Preferred Shares, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, Sequoia shall be exclusively entitled to designate one (1) Director (the “Sequoia Director”) to serve on the Board. For so long as the Investors hold any Preferred Shares, at each election of the Sequoia Director, each holder of Ordinary Shares and Preferred Shares shall vote at any regular or special meeting of members, such number of Ordinary Shares and Preferred Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent with respect to such number of Ordinary Shares and Preferred Shares (i) as may be necessary to elect the individual or individuals designated by Sequoia and (ii) against any other nominees that were not so designated.

(c) Designation and Election of DCM Director. As long as DCM IV, L.P. and DCM Affiliates Fund IV, L.P. (“DCM”) collectively hold no less than 2,600,000 Preferred Shares, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, DCM IV, L.P. shall be exclusively entitled to designate one (1) Director (the “DCM Director”) to serve on the Board. For so long as the Investors hold any Preferred Shares, at each election of the DCM Director, each holder of Ordinary Shares and Preferred Shares shall vote at any regular or special meeting of members, such number of Ordinary Shares and Preferred Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent with respect to such number of Ordinary Shares and Preferred Shares (i) as may be necessary to elect the individual or individuals designated by DCM and (ii) against any other nominees that were not so designated.

(d) Designation and Election of Legend Director. As long as LC Fund II (“Legend”) holds no less than 2,600,000 Preferred Shares, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, Legend shall be exclusively entitled to designate one (1) Director (the “Legend Director”, and collectively with the Sequoia Director and the DCM Director, the “Preferred Directors”) to serve on the Board. For so long as the Investors hold any Preferred Shares, at each election of the Legend Director, each holder of Ordinary Shares and Preferred Shares shall vote at any regular or special meeting of members, such number of Ordinary Shares and Preferred Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent with respect to such number of Ordinary Shares and Preferred Shares (i) as may be necessary to elect the individual or individuals designated by Legend and (ii) against any other nominees that were not so designated.

(e) Designation and Election of Ordinary Directors. The holders of a majority of the then outstanding Ordinary Shares shall be entitled to designate two (2) directors (the “Ordinary Directors”), one of whom shall be the Company’s then current Chief Executive Officer or his designated person. At each election of Ordinary Directors, each holder of Ordinary Shares and Preferred Shares shall vote at any regular or special meeting of members such number of Ordinary Shares and Preferred Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Ordinary Shares and Preferred Shares (i) as may be necessary to elect as Ordinary Directors two (2) individuals designated by the holders of a majority of the then outstanding Ordinary Shares and (ii) against any other Ordinary Director nominee not so designated.

1.3. Observer Rights. For so long as it holds any Series A Shares, each holder of Series A Shares shall be entitled, and for so long as any Series B Shares are outstanding, Sequoia shall be entitled, to each designate one (1) representative (each, an “Observer”) to attend all meetings of the Board and all committees thereof in a non-voting, observer capacity, and to receive concurrently with the Board all notices of meetings of the Board (and copies of materials distributed in connection therewith), even if the Observer does not attend such meeting, provided, that the Company reserves the right to exclude such Observer from a meeting and withhold access to information that it reasonably considers to be a trade secret or similar confidential information, unless such Observer executes a confidentiality and nondisclosure agreement in the form provided by the Company.

1.4. The Subsidiaries. The board of directors of each of the Subsidiaries (including any subsidiaries of a Subsidiary), but excluding the Japan Subsidiary, shall consist of the same persons as directors as those of the Company, and such directors shall be appointed and removed by the appointing parties in the same manner, if permitted under the laws of the jurisdiction of such Subsidiary, as provided for the Board in Section 1.2 above.

1.5. Board Meetings. The Board shall hold no less than one meeting during each calendar quarter. All expenses incurred by each director or observer with performing his or her duties as a director or observer shall be borne by the party or parties designating such director or observer.

2.	REGISTRATION RIGHTS.

2.1. Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2. Definitions. For purposes of this Section 2:

(a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b) Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares issued or issuable pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any other Ordinary Shares of the Company owned or hereafter acquired by the Investors. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d) Holder. For purposes of this Section 2, the term “Holder” means any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e) Form S-3 and Form F-3. The terms “Form S-3” and “Form F-3” mean such respective forms under the Securities Act or any successor registration forms under the Securities Act subsequently adopted by the SEC which permit inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” means the U.S. Securities and Exchange Commission.

(g) Registration Expenses. The term “Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits (not to exceed US$25,000) incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i) Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

2.3. Demand Registration.

(a) Request by Holders. If the Company shall, at any time after the earlier of (i) June 30, 2007 or (ii) twelve (12) months following the taking effect of a registration statement for a Qualified Public Offering, receive a written request from the Holders of at least 50% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.3 of not less than the lesser of (i) twenty percent (20%) of the Registrable Securities or (ii) any lesser percentage if the anticipated gross proceeds from the offering exceed US$5,000,000, then the Company shall, within ten (10) days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and as soon as practicable, file and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the

Holders request to be registered and included in such registration by written notice given by such Holders to the Company, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(b).

For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

(b) Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.3 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.3, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.13). All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company (unless such person is a Holder of Registrable Securities); provided further, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced to below twenty-five percent (25%) of the aggregate number of securities to be included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such demand registrations pursuant to this Section 2.3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4. Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company and demand registrations of any subsequent holders of Registrable Securities (“Later Round Investors”), but excluding any registrations relating to any registration under Section 2.3 or Section 2.5 of this Agreement by the holders of Registrable Securities as of the date hereof, any employee benefit plan or a corporate reorganization or other Rule 145 transaction), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include any of its Registrable Securities in a registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 4, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company and/or Later Round Investors, as the case may be, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of securities in such registration unless such offering is the Company’s initial public offering, in which case all of the Registrable Securities may be excluded; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company (unless such person is a Holder of Registrable Securities) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

(d) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.4 prior to the effectiveness of such registration whether or not any Holder has elected to include its securities in such registration.

2.5. Form S-3 and Form F-3. After the Company has qualified for the use of Form S-3 or Form F-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.5, in case the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company shall:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i) if neither Form S-3 nor Form F-3 is available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(iii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period;

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act on either Form S-3 or Form F-3 other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested to be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b);

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

(vi) prior to 180 days following the effective date of the registration statement filed by the Company in connection with its initial public offering of any of its securities.

Subject to the foregoing, the Company shall file a Form S-3 or Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c) Not Demand Registration. Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.

2.6. Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form S-3 or Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form S-3 or Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already qualified to do business or subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, accountants and any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities

Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10. Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.3, 2.4 or 2.5 more than seven (7) years after the date hereof, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

2.11. No Registration Rights to Third Parties. Without the prior written consent of the holders of at least 66 2/3% of the Series A Shares and a majority of the Series B Shares then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3 and Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form S-3 and Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 and Form F-3.

2.13. Market Stand-Off. Each party agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed 180 days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 2.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all other shareholders of the Company holding over one percent (1%) of the Ordinary Shares of the Company (on a fully-diluted and as-converted basis) enter into similar agreements, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding over one percent (1%) of the Ordinary Shares of the Company (on a fully-diluted and as-converted basis) to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.13.

2.14. Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be necessary in connection with any registration, qualification compliance referred to in this Section 2.

3.	RIGHT OF PARTICIPATION.

3.1. General. Each of the Investors and holders of Preferred Shares to which rights under this Section 3 have been duly assigned in accordance with Section 6 (hereinafter referred to as a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2. Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

3.3. New Securities. “New Securities” shall mean any Preferred Shares, any other shares of the Company designated as “Preferred Shares”, any Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, “Preferred Shares”, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, “Preferred Shares”, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a) any Series B Shares issued under the Series B Purchase Agreement, as such agreement may be amended, including without limitation the Investor Warrants as defined in the Series B Purchase Agreement, and any Series B-3 Shares (as defined in the Restated Articles) issued pursuant to the Investor Warrants;

(b) any Ordinary Shares issued or issuable to officers, Directors, employees and consultants of any Group Company pursuant to any share option or purchase plans approved by the Compensation Committee of the Company and the holders of more than a majority of the Preferred Shares then outstanding;

(c) any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(d) securities issued as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to Article 52A(f)(7) or 52A(f)(8) of the Restated Articles; and

(e) any securities issued upon the exercise, conversion or exchange of any outstanding exercisable, convertible or exchangeable security;

(f) any securities issued pursuant to a Qualified Public Offering;

(g) any securities issued pursuant to the acquisition of another corporation or entity approved by the Board by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity; or

(h) securities of the Company which are otherwise excluded by the unanimous written consent of the Board.

3.4. Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fifteen (15) days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such fifteen (15) day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall automatically forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b) Second Participation Notice; Oversubscription. If any Participating Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to each of the other Participating Rights Holders who exercised their Right of Participation and who, together with its affiliates, owns at least 500,000 Preferred Shares (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have ten (10) days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within in two (2) days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) days following the date of the Second Participation Notice.

3.5. Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within fifteen (15) days following the issuance of the First Participation Notice, the Company shall have one hundred and twenty (120) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6. Termination. The Right of Participation for each Participation Rights Holder shall terminate upon a Qualified Public Offering.

3.7. No Right of Participation to Third Parties.

(a) Without the prior written consent of the holders of at least 66 2/3% of the Series A Shares and a majority of the Series B Shares then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any Right of Participation of any nature relating to any securities of the Company which are superior to, or on a parity with, those granted to the Participation Rights Holders.

(b) In any event, if the Company grants to the subsequent purchaser of the Company’s securities any Right of Participation of any nature that are superior to those of the holders of Series B Shares, as decided in good faith by the Board, the Company shall grant such superior Right of Participation to the holders of Series B Shares and Series A Shares.

4.	TRANSFER RESTRICTIONS.

4.1. Certain Definitions. For purposes of this Section 4, “Ordinary Shares” means (i) the Company’s outstanding Ordinary Shares, (ii) the Ordinary Shares issued or issuable upon conversion of the Company’s outstanding Preferred Shares, (iii) the Ordinary Shares issuable upon exercise of outstanding options or warrants and (iv) the Ordinary Shares issuable upon conversion of any outstanding convertible securities; and “Preferred Holder” means each of the Investors and their permitted assignees to whom their rights under this Section 4 have been duly assigned in accordance with this Agreement.

4.2. Company’s Right of First Refusal. Subject to Section 4.5 of this Agreement, if any shareholder other than the Preferred Holders (the “Selling Shareholder”) proposes to sell or transfer any Ordinary Shares held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each of the other shareholders holding, together with its affiliates, at least 500,000 Ordinary Shares on an as-converted basis (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) (the “Non-Selling Shareholders”) prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Ordinary Shares to be sold or transferred

(the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The Company shall have an option for a period of ten (10) days of from delivery of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice. The Company may exercise such purchase option and purchase all or any portion of the Offered Shares by notifying the Selling Shareholder in writing before expiration of such ten (10) day period as to the number of shares that it wishes to purchase. If the Company gives the Selling Shareholder notice that it desires to purchase such shares, then payment for the Offered Shares shall be made by check or wire transfer, against the delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the delivery to the Company of the Transfer Notice.

4.3. Non-Selling Shareholders’ Right of First Refusal. To the extent the Company fails or decline to purchase any or all of the Offered Shares by exercising its right under Section 4.2 within the period provided, the remaining Offered Shares shall be subject to the right of the Non-Selling Shareholders pursuant to this Section 4.3. Subject to the Company’s option under Section 4.2, if at any time the Selling Shareholder proposes a sale or transfer of its shares in the Company, then within five (5) days after the Company has declined to purchase all, or a portion of, the Offered Shares or the Company’s option to so purchase the Offered Shares has expired, the Selling Shareholder shall give each Non-Selling Shareholder an “Additional Transfer Notice” that shall include all of the information and certification required in a Transfer Notice and shall additionally identify the Offered Shares that the Company has declined or failed to purchase (the “Remaining Shares”).

Each Non-Selling Shareholder will have the right, exercisable upon written notice (the “First Refusal Notice”) to the Selling Shareholder, the Company and each other Non-Selling Shareholder within fifteen (15) days after receipt of the Additional Transfer Notice (the “First Refusal Period”) of its election to exercise its right of first refusal hereunder. The First Refusal Notice shall set forth the number of Remaining Shares that such Non-Selling Shareholder wishes to purchase, which amount shall not exceed the First Refusal Allotment (as defined below) of such Non-Selling Shareholder. Such right of first refusal shall be exercised as follows:

(a) First Refusal Allotment. Each Non-Selling Shareholder shall have the right to purchase that number of the Remaining Shares (the “First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Remaining Shares by a fraction, the numerator of which is the number of Ordinary Shares held by such Non-Selling Shareholder at the time of the transaction and the denominator of which is the total number of Ordinary Shares owned by all Non-Selling Shareholders at the time of the transaction. A Non-Selling Shareholder shall not have a right to purchase any of the Remaining Shares unless it exercises its right of first refusal within the First Refusal Period to purchase up to all of its First Refusal Allotment of the Remaining Shares. To the extent that any Non-Selling Shareholder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising Non-Selling Shareholders shall, within five (5) days after the end of the First Refusal Period, make such adjustments to the First Refusal Allotment of each exercising Non-Selling Shareholders so that any remaining Remaining Shares may be allocated to those Non-Selling Shareholders exercising their rights of first refusal on a pro rata basis.

(b) Expiration Notice. Within ten (10) days after expiration of the First Refusal Period the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder specifying either (i) that all of the Offered Shares were subscribed by the Company and/or the Non-Selling Shareholders exercising their rights of first refusal, or (ii) that the Company and the Non-Selling Shareholders have not subscribed for all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of the co-sale right of the Preferred Holders described in Section 4.4 below.

(c) Purchase Price. The purchase price for the Remaining Shares to be purchased by the Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the Additional Transfer Notice, but will be payable as set forth below. If the purchase price in the Additional Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board in good faith, which determination will be binding upon the Company, the Selling Shareholder and the Non-Selling Shareholders, absent fraud or error. Payment of the purchase price for the Remaining Shares purchased by the Preferred Holders shall be made within ten (10) days following the date of the First Refusal Expiration Notice by wire transfer or check as directed by the Selling Shareholder.

(d) Rights of a Selling Shareholder. If the Company or any Non-Selling Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by the Company or the Non-Selling Shareholder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from the Company or such Non-Selling Shareholder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for cancellation or transfer to such Non-Selling Shareholder.

(e) Application of Co-Sale Right. In the event that the Non-Selling Shareholders have not elected to purchase any or all of the Remaining Shares, then the sale of the remaining Remaining Shares will become subject to the co-sale right of the Preferred Holders as set forth in Section 4.4 below.

4.4. Preferred Holders’ Co-Sale Right. To the extent that the Non-Selling Shareholders have not exercised their right of first refusal with respect to any or all of the Remaining Shares, and provided, that the Seller Shareholder is an Ordinary Shareholder other than Inno Global Technology Limited (“Inno”), then each Preferred Holder and Inno (collectively, the “Co-Sale Right Holders”) shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Co-Sale Right Holder (the “Co-Sale Notice”) within thirty (30) days after receipt of the Additional Transfer Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Ordinary Shares (on both an absolute and as-converted to Ordinary Shares basis) that such participating Co-Sale Right Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Right Holder. To the extent one or more of the Co-Sale Right Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Ordinary Shares that such Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Right Holder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. Each Co-Sale Right Holder may sell up to that number of Ordinary Shares held by it equal to (on a fully diluted and as converted basis) the product of (i) the aggregate number of Ordinary Shares proposed to be sold by the Selling Shareholders (including the number of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of convertible securities) by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including the number of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of convertible securities) owned by the Co-Sale Right Holder on the date of the Co-Sale Notice and the denominator of which is the total number of Ordinary Shares (including the number of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of convertible securities) owned by all (x) all of the Co-Sale Right Holders and (y) Selling Shareholders on the date of the Co-Sale Notice (such respective number of Ordinary Shares that a Co-Sale Right Holder may transfer, its “Co-Sale Pro Rata Portion”). To the extent that any Preferred Holder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the participating Co-Sale Right Holders shall, within five (5) days after the end of such Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each participating Co-Sale Right Holder so that any remaining Offered Shares may be allocated to other participating Co-Sale Right Holders in the same proportions as their respective Co-Sale Pro Rata Portions.

(b) Transferred Shares. Each participating Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of Ordinary Shares which such Co-Sale Right Holder elects to sell;

(ii) that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Co-Sale Right Holder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Right Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.4(b)(i) above. The Company agrees to make any such conversion effective concurrent with the actual transfer of such shares to the purchaser; or

(iii) or a combination of the above.

(c) Payment to Co-Sale Right Holders. The share certificate or certificates that the participating Co-Sale Right Holder delivers to the Selling Shareholder pursuant to Section 4.4(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Co-Sale Right Holder that portion of the sale proceeds to which such Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Co-Sale Right Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Co-Sale Right Holder for the same consideration and on the same terms and conditions as the proposed sale or transfer described in the Transfer Notice.

(d) Right to Transfer. To the extent the Non-Selling Shareholders do not elect to purchase, or the Co-Sale Right Holders do not elect to participate in the sale of, any or all of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Non-Selling Shareholders of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and not elected to be purchased by the Company or the Non-Selling Shareholders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Ordinary Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Company and the Non-Selling Shareholders and the co-sale right of the Co-Sale Right Holders and shall require compliance by the Selling Shareholder with the procedures described in Sections 4.2, 4.3 and 4.4 of this Agreement.

4.5. Prohibited Transfers.

(a) General. In the event any Selling Shareholder should sell any Ordinary Shares in contravention of the transfer restrictions in Section 4 (a “Prohibited Transfer”), the Preferred Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Selling Shareholder shall be bound by the applicable provisions of such option.

(b) Put Option. In the event of a Prohibited Transfer, each Preferred Holder shall have the right to sell to the Selling Shareholder the type and number of Ordinary Shares equal to the number of Ordinary Shares such Preferred Holder would have been entitled to transfer to the third-party transferee under Section 4.4 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Selling Shareholder shall be equal to the price per share paid by the third-party transferee to the Selling Shareholder in the Prohibited Transfer. The Selling Shareholder shall also reimburse each Preferred Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Preferred Holder’s rights under Section 4.

(ii) Within ninety (90) days after the later of the dates on which the Preferred Holder (1) received notice of the Prohibited Transfer or (2) otherwise becomes aware of the Prohibited Transfer, such Preferred Holder shall, if exercising the option created hereby, deliver to the Selling Shareholder the certificate or certificates representing shares to be sold under this Section 4.5 by such Preferred Holder, each certificate to be properly endorsed for transfer.

(iii) The Selling Shareholder shall, upon receipt of the certificate or certificates for the shares to be sold by a Preferred Holder, pursuant to this

Section 4.5, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 4.5(b)(i), in cash or by other means acceptable to the Preferred Holder. The Company will concurrently therewith record such transfer on its books and update its register of members and will promptly thereafter and in any event within five (5) days reissue certificates, as applicable, to the Selling Shareholder and the Preferred Holder reflecting the new securities held by them giving effect to such transfer.

(c) Voidability of Prohibited Transfer. Notwithstanding the foregoing, any attempt by a Selling Shareholder to transfer Ordinary Shares in violation of this Section 4 shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority of the Preferred Shares then outstanding.

4.6. The restrictions on transfer pursuant this Section 4 shall not apply to:

(a) any transfer of Ordinary Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship;

(b) any issuance by Button, or any transfer by any shareholders of Button, of up to forty percent (40%) of the outstanding share capital in Button to key employees of the Company subject to terms and conditions approved by the Board;

(c) any transfer by Button solely for the purpose of repayment of outstanding principal and interest under the Founder Loan Agreement (as defined in the Series A Purchase Agreement) or otherwise in connection with the Founder Loan Agreement or the Share Pledge Agreement (as defined in the Series A Purchase Agreement); or

(d) any transfer by any Investor to any of its affiliates;

provided that any transferee of such transfer shall execute a deed of accession in form and substance approved by the Board (including the affirmative vote of at least one Preferred Director) and become a party to, and bound by, this Agreement.

4.7. Restriction on Indirect Transfers. Subject to Section 4.6, without the prior written approval of a majority of the Preferred Shares then outstanding:

(a) Each of the Founders shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held, directly or indirectly, by him in the Founder Entity to any person; and (ii) the Founder Entity shall not, and the Founders shall not cause the Founder Entity to, issue to any person any equity securities of the Founder Entity or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Founder Entity.

(b) Each of the Founders shall not, and shall not cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by him in the Company to any person. Any transfer in violation of this Section 4.7 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of (i) holders of more than sixty-six and two-thirds percent (66 2/3%) of the Series A Shares and (ii) holders of a majority of the Series B Shares.

(c) Each Subsidiary shall not, and each of the Founders shall not cause any Subsidiary to, issue to any person any equity securities of such Subsidiary, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Subsidiary.

4.8. Legend.

(a) Each certificate representing the Ordinary Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b) Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.8(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.9. Term. The provisions under this Section 4 shall terminate upon the earlier to occur of (i) a Qualified Public Offering, or (ii) a merger or consolidation of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger or consolidation hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

5.	DRAG-ALONG RIGHT.

5.1. Preferred Share Drag-Along Right. If at any time after the date of this Agreement there shall be an offer from a third party to effect a Trade Sale (as defined below), and if so requested by written notice from (i) holders of a majority of the outstanding Preferred Shares (ii) holders of more than sixty-six and two-thirds percent (66-2/3%) of the outstanding Series A Shares, and (iii) holders of a majority of the outstanding Series B Shares, then each of the Founder, the Ordinary Shareholders, the Investors and their respective assigns shall consent to, enter into any agreement in connection with, and participate in, and use their best efforts to cause all other shareholders of the Company to consent to, enter into any agreement in connection with, and participate in, such Trade Sale; provided that (i) (A) holders of a majority of the outstanding Preferred Shares, (B) holders of a majority of the outstanding Series A Shares and (C) holders of a majority of the outstanding Series B Shares have approved the terms and conditions of such Trade Sale and have committed to participate in such Trade Sale, (ii) the implied valuation of the Company pursuant to such Trade Sale is at least the Minimum Trade Sale Valuation, (iii) the consideration payable with respect to each share in each class or series as a result of such Trade Sale is the same (except for cash payments in lieu of fractional shares) as for each other share in such class or series; (iv) each class and series of shares of the Company will be entitled to receive the same form of consideration as a result of such Trade Sale as that received by each other class or series of shares, and (v) the per share consideration received by the Series B Shares as a result of the Trade Sale is equal to two hundred and fifty percent (250%) of the original issue price for each Series B-1 Share, Series B-2 Share or Series B-3 Share, whichever is the highest.

5.2. Definitions. For purposes of this Agreement, “Trade Sale” means either (i) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, (ii) the sale, lease, transfer or other disposition of all or substantially all of the Company’s assets, or (iii) the sale, pledge, transfer or other disposition of all or substantially all of the Company’s outstanding shares. For purpose of this Agreement, “Minimum Trade Sale Valuation” means (i) US$60,000,000 if the Trade Sale shall be consummated on or prior to the second anniversary of the date of this Agreement, or (ii) the product of (x) US$60,000,000 multiplied by (y) a factor equal to (130%)N, where N equals the number of full calendar years elapsed following the date of this Agreement minus 1, if the Trade Sale shall be consummated after the second anniversary of the date of this Agreement.

5.3 In the event such transaction is to be brought to a vote at a shareholder meeting, after receiving proper notice of any meeting of shareholders of the Company to vote on the approval of a Trade Sale, to be present, in person or by proxy, as a holder of shares of voting securities, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings, each of the Founder, the Founder Entity and Holders of Ordinary Shares agree:

(i) to vote (in person, by proxy or by action by written consent, as applicable) all shares of the capital securities of the Company as to which it has beneficial ownership in favor of such Trade Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Trade Sale;

(ii) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Trade Sale;

(iii) to execute and deliver all related documentation and take such other action in support of the Trade Sale as shall reasonably be requested by the Company.

5.4 Except for this Agreement, none of the parties hereto nor any affiliates thereof shall deposit any shares of capital securities beneficially owned by such party or affiliate in a voting trust or subject any such shares of capital securities to any arrangement or agreement with respect to the voting of such shares of capital securities.

6.	ASSIGNMENT AND AMENDMENT.

6.1. Assignment. Notwithstanding anything herein to the contrary:

(a) Information Rights; Registration Rights. The Information Rights and Inspection Rights under Section 1.1 may be assigned to any holder of Preferred

Shares holding at least 500,000 Preferred Shares (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions); and the registration rights of the Holders under Section 2 may be assigned to any Holder or to any person acquiring at least 100,000 shares of Registrable Securities, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions (but not to a competitor of the Company); provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee agrees in writing to be bound by all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6, and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities is restricted under the Securities Act.

(b) Rights of Participation; Right of First Refusal; Co-Sale Rights; Drag-Along Right. The rights of the shareholders under Sections 3, 4 and 5 are fully assignable in connection with a transfer of shares of the Company by such shareholders; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning shareholder stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

(c) Without limiting the generality of the foregoing, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of any Preferred Holder hereunder are only assignable by such Preferred Holder (i) to any other Preferred Holder, (ii) to an affiliate of such Preferred Holder or (iii) subject to subsection (a) above, to an assignee or transferee who acquires shares held by such Preferred Holder, and each such assignee shall execute a joinder agreement and become a party to this Agreement as a Preferred Holder.

6.2. Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company; (ii) as to the Series B Investors, by persons or entities holding at least a majority of the outstanding Series B Shares and their assigns; provided, however, that any holder of Series B Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series B Shares or their assigns; (iii) as to the Series A Investors, by persons or entities holding more than sixty-six and two-thirds percent (66-2/3%) of the outstanding Series A Shares; provided, however, that any holder of Series A Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Series A Shares or their assigns; and (iv) as to the holders of Ordinary Shares, by persons or entities holding a majority of the outstanding Ordinary Shares and their assigns; provided, however, that any holder of Ordinary Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Ordinary Shares or their assigns. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon the Company, the Investors, the holders of Ordinary Shares and their respective assigns.

7.	CONFIDENTIALITY AND NON-DISCLOSURE.

7.1. Disclosure of Terms. The terms and conditions of this Agreement and the Series B Purchase Agreement, and all exhibits and schedules attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

7.2. Press Releases, Etc. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Investors. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent.

7.3. Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.

7.4. Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Series B Purchase Agreement, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 7, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

7.5. Other Information. The provisions of this Section 7 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

7.6. Notices. All notices required under this section shall be made pursuant to Section 9.8 of this Agreement.

8.	PROTECTIVE PROVISIONS.

8.1 Series B Protective Provisions. In addition to such other limitations as may be provided in the Restated Articles, any of the following acts (whether by merger, amalgamation, consolidation, scheme of arrangement, amendment or otherwise and whether in a single transaction or in a series of related transactions) shall in each case require the prior written approval of the holder(s) of at least a majority of the outstanding Series B Shares (as used in this Section, the term “Group Companies”, to the extent applicable, includes both the Company and each of its subsidiaries and affiliates, including without limitation the BVI Subsidiary, the Japan Subsidiary, the U.S. Subsidiary and the PRC Subsidiary), provided that where any such act requires the approval of the shareholders of the Company in accordance with the Companies Law (Revised) of the Cayman Islands, as amended from time to time (the “Law”), and such consent has not been obtained, the holders of the Series B Shares shall have the voting rights equal to all the shareholders of the Company who voted in favour of the resolution plus one:

(i) Adoption or change to the Restated Articles or other charter documents of any Group Company in a manner that could alter or change the rights, preference or privileges of any Series B Shares;

(ii) Any increase or decrease in the authorized size of the Board, or the establishment of any board committee and the delegation of any authority to the board of directors of any Group Company, or any change in the number of directors of any Group Company other than the Company;

(iii) Any issuance by any Group Company of any new securities or any new instruments that are convertible into securities, excluding (i) any issuance of Ordinary Shares upon conversion of Preferred Shares, (ii) any issuance of Ordinary Shares (or options or warrants therefor) under equity incentive plans approved by the Compensation Committee of the Company and holders of more than 50% of the Preferred Shares, (iii) any issuance of securities approved by a majority of the Board, which majority shall include all the Preferred Directors;

(iv) Issuance of Series B-3 Shares, except pursuant to the exercise of any Investor Warrants as defined in the Series B Purchase Agreement;

(v) Any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Shares set forth in the Restated Articles;

(vi) Any authorization, creation or issuance by the Company of any class or series of securities, any instruments that are convertible into securities, or the reclassification of any outstanding securities into securities having rights, powers or preferences superior to or on a parity with, the Series B Shares;

(vii) Any repurchase or redemption of any equity securities of the Company other than pursuant to the respective redemption right of the holders of Series A Shares and the holders of the Series B Shares as provided in the Restated Articles or contractual rights to repurchase Ordinary Shares from the employees, Directors or consultants of any Group Company upon termination of their employment or services;

(viii) An initial public offering of the Company;

(ix) Any liquidation, dissolution, winding up, or other event treated as a liquidation under Article 52A(b) of the Restated Articles;

(x) Any filing by or against any Group Company for the appointment of a receiver, administrator or other form of external manager, or the winding up, liquidation, bankruptcy or insolvency of any Group Company;

(xi) Any increase or decrease in the authorized number of shares of any class of shares of the Company;

(xii) Appointment, replacement or removal of the Chief Executive Officer and Chief Financial Officer of any Group Company;

(xiii) Appointment or change of the auditors of any Group Company in connection with the one-time conversion price adjustment as described in Article 52A(f)(5) of the Restated Articles;

(xiv) The declaration and/or payment of any dividends on any securities of any Group Company provided that, starting from fiscal year 2006, the Company may distribute up to twenty percent (20%) of its distributable net income per fiscal year; provided, further, notwithstanding this subsection (xvi), if the Company elects to exercise its remedies under that certain Share Pledge Agreement, dated as of March 10, 2005, by and among the Company and certain other parties named therein, as amended on April 19, 2006, the Company may distribute more than twenty percent (20%) of its distributable net income upon approval of the Board (including the affirmative votes of at least two Preferred Directors);

(xv) For fiscal year 2006, any purchase, lease and disposal of assets and businesses worth, in the aggregate, more than seven million U.S. dollars (US$7,000,000) by the Group Companies, taken as a whole; and

(xvi) The adoption of, or amendment to, any equity incentive plan of any Group Company prior to January 1, 2007 resulting in the Ordinary Shares issued or issuable to officers, directors, employees or consultants of any Group Company pursuant to such equity incentive plan exceeding 2,467,500 Ordinary Shares, as adjusted for share splits, dividends, combinations, recapitalizations or similar transactions (including any of such shares which are repurchased).

8.2 Series A Protective Provisions. In addition to such other limitations as may be provided in the Restated Articles, any of the following acts (whether by merger, amalgamation, consolidation, scheme of arrangement, amendment or otherwise and whether in a single transaction or in a series of related transactions) shall in each case require the prior written approval of the holder(s) of more than sixty-six and two-thirds percent (66-2/3%) of the outstanding Series A Shares unless unanimously approved by the Board (as used in this Section, the term “Group Companies”, to the extent applicable, includes both the Company and each of its subsidiaries and affiliates, including without limitation the BVI Subsidiary, the Japan Subsidiary, the U.S. Subsidiary and the PRC Subsidiary), provided that where any such act requires the approval of the shareholders of the Company in accordance with the Law and such consent has not been obtained, the holders of the Series A Shares shall have the voting rights equal to all the shareholders of the Company who voted in favour of the resolution plus one:

(i) Any increase or decrease in the authorized size of the board of directors of any Group Company;

(ii) Any authorization, creation or issuance by any Group Company of any new securities, any instruments that are convertible into securities, or the reclassification of any outstanding securities having preferences superior to or on parity with, the Series A Shares, excluding (i) any issuance of Ordinary Shares upon conversion of Preferred Shares, (ii) any issuance of Ordinary Shares (or options or warrants therefor) under equity incentive plans approved by the Compensation Committee of the Company and holders of more than 50% of the Preferred Shares, and (iii) any issuance of securities approved by a majority of the Board, which majority shall include the Preferred Directors.

(iii) Any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Shares set forth in the Restated Articles;

(iv) Any repurchase or redemption of any equity securities of the Company other than pursuant to the respective redemption right of the holders of Series A Shares and the holders of the Series B Shares as provided in the Restated Articles or contractual rights to repurchase Ordinary Shares from the employees, Directors or consultants of any Group Company upon termination of their employment or services;

(v) Any increase or decrease in the authorized number of shares of any class of shares of the Company;

(vi) An initial public offering of the Company;

(vii) Adoption or change to the Restated Articles or other charter documents of any Group Company in a manner that could alter or change the rights, preference or privileges of any Series A Shares;

(viii) Any liquidation, dissolution, winding up, or other event treated as a liquidation under Article 52A(b) of the Restated Articles;

(ix) Any filing by or against any Group Company for the appointment of a receiver, administrator or other form of external manager, or the winding up, liquidation, bankruptcy or insolvency of any Group Company; and

(x) The declaration and/or payment of any dividends on any securities of any Group Company provided that, starting from fiscal year 2006, the Company may distribute up to twenty percent (20%) of its distributable net income per fiscal year; provided, further, notwithstanding this subsection (ix), if the Company elects to exercise its remedies under that certain Share Pledge Agreement, dated as of March 10, 2005, by and among the Company and certain other parties named therein, as amended on April 19, 2006, the Company may distribute more than twenty percent (20%) of its distributable net income upon approval of the Board (including the affirmative votes of at least two Preferred Directors).

8.3 Preferred Share Protective Provisions. In addition to such other limitations as may be provided in the Restated Articles, any of the following acts (whether by merger, amalgamation, consolidation, scheme of arrangement, amendment or otherwise and whether in a single transaction or in a series of related transactions) shall in each case require the prior written approval of the holder(s) of at least a majority of the outstanding Preferred Shares, voting together as a single class on an as if converted basis (as used in this Section, the term “Group Companies”, to the extent applicable, includes both the Company and each of its subsidiaries and affiliates, including without limitation the BVI Subsidiary, the Japan Subsidiary, the U.S. Subsidiary and the PRC Subsidiary), provided that where any such act requires the approval of the shareholders of the Company in accordance with the Law and such consent has not been obtained, the holders of the Preferred Shares shall have the voting rights equal to all the shareholders of the Company who voted in favour of the resolution plus one:

(i) Appointment, replacement or removal of the Chief Operating Officer of any Group Company;

(ii) Any purchase, lease and disposal of assets and businesses other than in the ordinary course of operations of any Group Company, or any purchase, lease and disposal of assets and businesses worth, in the aggregate, more than four hundred thousand U.S. dollars (US$400,000) by any Group Company;

(iii) Incurrence of debt or other financial accommodation beyond the approved business plan of any Group Company exceeding the amount of one hundred thousand U.S. dollars (US$100,000) per transaction or in the aggregate per month;

(iv) Provision of loans by any Group Company to any person (including employees of any Group Company) in an aggregate amount of more than one hundred thousand U.S. dollars (US$100,000);

(v) Grant by any Group Company of any guarantee, security or other encumbrance in an aggregate amount of more than one hundred thousand U.S. dollars (US$100,000) per transaction;

(vi) Adoption of or material change to any treasury policy, accounting policy, or any change to the fiscal year of any Group Company;

(vii) Establishment of any subsidiary or otherwise acquiring 50% or more of the voting power of an entity (an “Affiliate Entity”), and the signing of any shareholders agreement or joint venture agreement by any Group Company establishing management rights, voting rights, restrictions on transferability, rights of first refusal or rights of first offer with respect to a Group Company, its subsidiary, or such Affiliate Entity;

(viii) Any transaction involving a Group Company, one the one hand, and any of a Group Company’s employees, officers, directors or shareholders or any affiliate of a Group Company’s shareholder or any of its officers, directors or shareholders, on the other hand;

(ix) Any material change in the business scope of any Group Company as set forth in such Group Company’s charter documents or business licenses;

(x) Any transfer, sale or grant of license in any of the Group Companies’ intellectual property or other proprietary rights other than in the ordinary course of business, provided that any grant of exclusive license of substantially all of the Group Companies’ intellectual property shall be deemed to be not in the ordinary course of business;

(xi) Any increase in compensation of any employee of any Group Company by more than thirty percent (30%) in any twelve (12) month period if prior to such increase such employee’s monthly gross salary is equal to or greater than Renminbi 30,000 (or its equivalent in another currency);

(xii) Any expenditures reasonably expected by the Board to exceed the Board-approved budget in excess of twenty percent (20%) per month (based on allocating the Board-approved annual budget into twelve equal monthly budgets), individually or in the aggregate, unless otherwise approved by a majority of the Board, which majority shall include all the Preferred Directors;

(xiii) The adoption of, or amendment to, any equity incentive plan of any Group Company; and

(xiv) Appointment or change of the auditors of any Group Company.

8.4 Acts of the PRC Subsidiary. Without limiting the generality of the foregoing and subject to applicable PRC laws and regulations, any of the following acts (whether by merger, amalgamation, consolidation, scheme of arrangement, amendment or otherwise and whether in a single transaction or in a series of related transactions) by the PRC Subsidiary shall in each case require the prior written approval of the holder(s) of a majority of the outstanding Preferred Shares:

(i) Any amendment to the PRC Subsidiary’s Articles of Association;

(ii) The liquidation, termination or dissolution of the PRC Subsidiary;

(iii) Any increase of the registered capital of the PRC Subsidiary or transfer of any equity interest in the PRC Subsidiary;

(iv) The sale, lease, transfer or other disposition of all or substantially all of the assets of the PRC Subsidiary or any merger or consolidation of the PRC Subsidiary with or into any other business entity; and

(v) Any issuance of equity securities or equity-like securities of the PRC Subsidiary.

9.	GENERAL PROVISIONS.

9.1. Insurance. The Company shall, at the discretion of the Board, procure and maintain in effect, policies of workers’ compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than that customarily obtained by companies of similar size, in a similar line of business, engaged in international operations, and with operations in the PRC.

9.2. Agreements with Employees. Unless otherwise determined by the Board, the Company shall require all employees and consultants hereafter employed or retained by any Group Company to enter into agreements containing confidential information and inventions provisions and non-solicitation provisions (and with respect to employees only, non-competition provisions), requiring such employee or consultant to protect and keep confidential each Group Company’s confidential information, intellectual property and trade secrets, prohibiting employees from competing with the Group Companies during their tenure with any Group Company, prohibiting such employee or consultant from soliciting any employees of the Group Companies for a reasonable time after their tenure with any Group Company, and requiring such employee or consultant to assign all ownership rights in their work product to the Group Companies to the maximum extent permitted by applicable law.

9.3. Accounting and Controls; Financial Personnel. The Company will maintain the books and records of the Company in accordance with sound business practices, and will prepare its unaudited and audited financial statements in accordance with US GAAP and in accordance with sound business practices, except as to unaudited financial statements for the omissions of notes thereto and normal year-end audit adjustments. The Company shall, and shall cause the other Group Companies to, maintain an adequate system of procedures and controls with respect to finance, management, and accounting that is in accordance with sound business practices. The Company shall use commercially reasonable efforts to institute and keep in place arrangements to (i) control the operations of any Subsidiaries; (ii) consolidate the financial results for the Group Companies in the financial statements forth in Section 1.1(a)(i), (ii) and (iii) pursuant to US GAAP; and (iii) comply with the US Foreign Corrupt Practices Act, as amended.

9.4. Ordinary Share Restrictions. Unless a majority of the Board (which majority in each case shall include all the Preferred Directors) so authorizes, the Company shall not issue any Ordinary Shares directly or indirectly to its employees, either through equity compensation plans or otherwise, unless such Ordinary Shares are (a) subject to a vesting schedule, such that 25% of the Ordinary Shares so issued would vest on the one-year anniversary of the date of issuance, with the balance vesting in thirty-six (36) equal monthly installments thereafter, thereby totaling a four-year vesting schedule, and the Company maintains the option to repurchase the unvested shares at cost, (b) subject to a right of first refusal in favor of the Company in the event of transfer, (c) subject to a “market stand-off” for a period not to exceed one hundred and eighty (180) days following the date of the final prospectus for an initial public offering and (d) no acceleration of vesting unless control of the Company is transferred.

9.5. Governmental Filings and Registrations. The Company shall take reasonable steps to ensure that all filings and registrations with all governmental authorities, including without limitation all PRC national, provincial and local authorities, required in respect of the Group Companies and the Founder and Ordinary Shareholders, including without limitation the registrations with the PRC Ministry of Commerce, the PRC Ministry of Information Industry, the PRC State Administration of Industry and Commerce, the PRC State Administration for Foreign Exchange, tax bureaus, customs authorities, product registration authorities, health regulatory authorities and the state, provincial and local counterparts of each of the aforementioned governmental authorities, as applicable, shall be duly completed in accordance with the relevant rules and regulations.

9.6. Foreign Exchange Registration. Each Group Company, each Founder, the Founder Entity and each Ordinary Shareholder shall take reasonable steps to comply with Circular Hui Fa (2005) No. 75 issued by the State Administration of Foreign Exchange on October 21, 2005 (“Circular 75”), and shall use commercially reasonable efforts to cause its option holders, shareholders, owners or controlling persons that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with Circular 75 applicable to them in connection with the Group Companies, including without limitation, requiring each shareholder, option holders, owner or controlling person that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under Circular 75, and to irrevocably authorize Chen Shuning in writing, in accordance with Circular 75, to handle any registrations and other procedures required under Circular 75 on their behalf.

9.7. United States Tax Matters.

(a) The Company and the shareholders of the Company shall not, without the written consent of each Preferred Holder, issue or transfer shares in the Company or any other Group Company to any investor if following such issuance or transfer the Company or any other Group Company, in the written opinion of counsel or accountants for any of the Preferred Holders delivered to the Company, would be a “Controlled Foreign Corporation” (a “CFC”) as defined in the United States Internal Code of 1986, as amended (the “Code”) with respect to the shares held by any Preferred Holder. No later than two (2) months following the end of each Company taxable year, the Company shall provide the following information to the Preferred Holders: (i) the Company and other Group Company’s register of members as of the end of the last day of such taxable year and (ii) a report regarding the Company or other Group Company’s status as a CFC. In addition, the Company shall provide the Preferred Holders with access to such other Group Company information as may be required by such Preferred Holders to determine the Company or other Group Company’s status as a CFC, to determine whether each such Preferred Holder is required to report its pro rata portion of the Company or other Group Company’s “Subpart F income” (as defined in the Code) on its United States federal income tax return, or to allow such Preferred Holder to otherwise comply with applicable United States federal income tax laws. In the event that the Company or any other Group Company is determined by counsel or accountants for any of the Preferred Holders to be a CFC as defined in the Code (or any successor thereto) with respect to the shares held by such Preferred Holder, the Company agrees to use commercially reasonable efforts to avoid generating for any taxable year in which the Company or any other Group Company is a CFC, “Subpart F income” as such term is defined in Section 952 of the Code.

(b) Each Group Company shall use commercially reasonable efforts to avoid being a “Passive Foreign Investment Company” (a “PFIC”) within the meaning of Section 1297 of the Code (or any successor thereto). The Company agrees, if requested by any Preferred Holder, to cooperate with such Preferred Holder, including providing any documentation reasonably requested by such Preferred Holder, to determine annually whether the Company and each of the entities in which the Company owns or proposes to acquire an equity or ownership interest (directly or indirectly) is or may become a PFIC (including whether any exception to PFIC status may apply). In connection with a “Qualified Electing Fund” election made by the Preferred Holders pursuant to Section 1295 of the Code or a “Protective Statement” filed by the Preferred Holders pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to the Preferred Holders as set forth substantially in the PFIC Annual Information Statement (attached hereto as Exhibit B) and shall provide each Preferred Holder with such other company information as may be required for purposes of filing U.S. federal income tax returns in connection with such Qualified Electing Fund election or Protective Statement.

(c) The Company shall obtain representations, warranties and covenants from each entity in which it invests or has invested substantially to the effect of the representations, warranties and covenants contained in the foregoing Sections 9.7(a) and (b) and such additional representations, warranties and covenants as shall be necessary to allow the Company to comply with the provisions of the foregoing Sections 9.7(a) and (b).

(d) Except to the extent that at least two-thirds (66 2/3%) of the Preferred Holders elect otherwise, each Group Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times each Group Company is treated as corporation for United States federal income tax purposes.

(e) In the event that the Company’s tax advisors or the Investor’s tax advisors provide a written opinion that the Investor’s interest in the Company is subject to reporting requirements of either Sections 6038 or 6038B, the Company agrees, upon a request from such Investor, to use commercially reasonable efforts to provide such information to such Investor as may be necessary to fulfill such Investor’s obligations thereunder.

9.8. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile or electronic mail at the number or address set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit A; or (d) three (3) days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit A with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile or electronic mail shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or electronic mail pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.8 by giving the other party written notice of the new address in the manner set forth above.

9.9. Entire Agreement. This Agreement, the Restated Articles, the Series B Purchase Agreement and the other Ancillary Documents (as defined in the Series B Purchase Agreement), together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Prior Agreement, which shall be null and void and have no force or effect whatsoever as of the date of this Agreement. The parties hereto hereby irrevocably waive any and all rights that they may have against any other party under the Prior Agreement.

9.10. Governing Law. This Agreement shall be governed by and construed exclusively in accordance the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties hereunder.

9.11. Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

9.12. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

9.13. Successors and Assigns. Subject to the provisions of Section 6.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

9.14. Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

9.15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.16. Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

9.17. Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by Affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

9.18. Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency in favor of this Agreement.

9.19. Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation between any of the parties hereto. Such consultation shall begin immediately after one party has delivered to one or more other parties a written request for such consultation (the “Request for Consultation”). If, within thirty (30) days following the date on which the Request for Consultation is delivered, the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party to the dispute with written notice to the other (the “Dispute Notice”).

(b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three (3) arbitrators. The complainant or complainants, on the one hand, and the respondent or respondents, on the other, shall each nominate one (1) arbitrator within thirty (30) days after the delivery of the Dispute Notice to the respondent(s). The appointment of party-nominated arbitrators shall be confirmed by the Centre. Both arbitrators shall agree on the third arbitrator within thirty (30) days of their confirmation by the Centre. Should either the complainant(s) or respondent(s) fail to appoint an arbitrator or should the two arbitrators fail within thirty (30) days to reach agreement on the third arbitrator, such arbitrator shall be appointed by the Secretary General of the Centre.

(c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the Centre at the time of the arbitration. However, if such rules conflict with the provisions of this Section 9.19, including the provisions concerning the appointment of arbitrators, the provisions of this Section 9.19 shall prevail.

(d) The arbitrators shall decide any dispute submitted by the parties thereto strictly in accordance with the substantive law of New York and shall not apply any other substantive law.

(e) Each party hereto shall cooperate with any of the parties to the dispute in making full disclosure of and providing complete access to all information and documents requested by any of the parties to the dispute in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(f) The costs of arbitration shall be borne by the losing party or parties, unless otherwise determined by the arbitration tribunal.

(g) When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(h) The award of the arbitration tribunal shall be final and binding upon the parties to the dispute, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(i) Any party to a dispute under this Section shall be entitled to seek injunctive relief from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

9.20. Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. The Founders agree to cooperate with the Company and the Preferred Holders, to the extent reasonably requested by the Company or the Preferred Holders, to enforce rights and obligations pursuant hereto.

9.21. Grant of Proxy. Upon the failure of any Founder or the Founder Entity or any Ordinary Shareholder to vote their shares, as applicable, to implement the provisions of and to achieve the purposes of this Agreement, such Founder, Founder Entity or Ordinary Shareholder, as the case may be, hereby grants to a person or entity designated by the Company a proxy coupled with an interest in all shares owned by such Founder, Founder Entity or Ordinary Shareholder, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 9.21 is amended to remove such grant of proxy in accordance with Section 6.2 hereof, to vote all such shares to implement the provisions of and to achieve the purposes of this Agreement.

9.22. Future Significant Holders of Ordinary Shares. The Company shall cause all future holders of more than one percent (1%) of the Company’s Ordinary Shares (on a fully-diluted and as converted basis) (“Future Significant Holders of Ordinary Shares”) to enter into this Agreement and become subject to the terms and conditions hereof as the Ordinary Shareholders. The Investors and Company hereby agree that such Future Significant Holders of Ordinary Shares may become parties to this Agreement by executing a counterpart of this Agreement, without any amendment of this Agreement, pursuant to this Section 9.22 or any consent or approval of any other Investor.

9.23. Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

9.24. Directed Shares. In the event the Company implements a directed share program in connection with an initial public offering of the Company’s shares, Sequoia shall have the right to direct, subject to the approval of the underwriters in such initial public offering, up to lesser of 5% of the shares offered in the offering and one-thirds (1/3) of the aggregate number of shares allocated to the directed share program.

9.25 Waiver of Right of Participation. Each of LC Fund II, DCM IV, L.P., DCM Affiliates Fund IV, L.P. and Harper Capital, in its capacity as a holder of Series A Shares and as a party to the Prior Agreement, hereby consent to and waive all notices and rights relating to, the sale and purchase of the Series B Shares pursuant to the Series B Purchase Agreement, including without limitation, the Rights of Participation granted to such party pursuant to Section 3 of the Prior Agreement and the protective provisions granted to such party pursuant to Section 8.1 of the Prior Agreement.

9.26 Waiver of Envisys and Surecam. Each Investor, in its capacity as a party to the Prior Agreement and/or this Agreement, as applicable, and as a holder of Series A Shares and/or Series B Shares, as applicable, and each of the Ordinary Shareholder, in its capacity as a holder of Ordinary Shares, hereby consent to and waive all notices and rights associated with the Company’s acquisition of assets, assumption of contracts and retention of employees from Envisys and Surecam, and the Company’s agreement to sell Ordinary Shares to Richard Zhu (Envisys), which consents and waivers shall apply to, without limitation, any Rights of Participation in the Prior Agreement or this Agreement, anti-dilution provisions, protective provisions and other shareholder approval requirements in the Company’s articles of association, as amended.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

SEQUOIA CAPITAL CHINA I, L.P.
SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.
SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By:	Sequoia Capital China Management I, L.P.
A Cayman Islands Exempted Limited
partnership General Partner of Each

By:	SC China Holding Limited
A Cayman Islands limited liability company
Its General Partner

By:	Sinobond Global Limited, Director

By:	/s/ Fan Zhang
Name:	Fan Zhang
Title:	Director

SEQUOIA CAPITAL GROWTH FUND III
SEQUOIA CAPITAL GROWTH PARTNERS III
SEQUOIA CAPITAL GROWTH III PRINCIPALS FUND

By:	SCGF III Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Doug Leone
Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

LC FUND II

By:	/s/ Chen Hao
Name:	Chen Hao
Title:	Managing Director

DCM IV, L.P.
DCM AFFILIATES FUND IV, L.P.

By:	DCM Investment Management IV, L.P.
its General Partner

By:	DCM International IV, Ltd.
its General Partner

By:	/s/ Robert I. Theis
Robert I. Theis, an authorized signatory

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A INVESTORS:

LC FUND II

By:	/s/ Chen Hao
Name:	Chen Hao
Title:	Managing Director

DCM IV, L.P.
DCM AFFILIATES FUND IV, L.P.

By:	DCM Investment Management IV, L.P.
its General Partner

By:	DCM International IV, Ltd.
its General Partner

By:	/s/ Robert I. Theis
Robert I. Theis, an authorized signatory

HARPER CAPITAL

By:	/s/ Steven Xi
Name:	Steven Xi
Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

GROUP COMPANIES:

THINKPLUS INVESTMENTS LIMITED

By:	/s/ Chen Shuning
Name:
Title:

WORKSOFT CREATIVE SOFTWARE TECHNOLOGY LTD.

By:	/s/ Chen Shuning
Name:
Title:

WORKSOFT CREATIVE SOFTWARE TECHNOLOGY CO., LTD.

By:	/s/ Chen Shuning
Name:
Title:

WORKSOFT CREATIVE SOFTWARE TECHNOLOGY, INC.

By:	/s/ Chen Shuning
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS:

/s/ Chen Shuning
Chen Shuning

/s/ David Lifeng Chen
David Lifeng Chen

FOUNDER ENTITY AND ORDINARY SHAREHOLDERS:

INNO GLOBAL TECHNOLOGY LIMITED

By:	/s/ Zhu Baoguo
Name:
Title:

BUTTON SOFTWARE LTD.

By:	/s/ Chen Shuning
Name:
Title:

SURES CORPORATION LIMITED

By:	/s/ Chen Jian
Name:
Title:

SIGNATURE PAGE OF THINKPLUS SERIES B SHAREHOLDERS AGREEMENT

Schedule A

Ordinary Shareholders

Inno Global Technology Limited Sures Corporation Limited

Schedule B

Series A Investors

LC Fund II DCM IV, L.P. DCM Affiliates Fund IV, L.P. Harper Capital

Schedule C

Series B Investors

Sequoia Capital China I, L.P.

Sequoia Capital China Partners Fund I, L.P.

Sequoia Capital China Principals Fund I, L.P.

Sequoia Capital Growth Fund III

Sequoia Capital Growth Partners III

Sequoia Capital Growth III Principals Fund

LC Fund II

DCM IV, L.P.

DCM Affiliates Fund IV, L.P.

EXHIBIT A

Notices

To Sequoia:	To Legend:

2408 Air China Plaza	10th Floor, Tower A
No. 36 Xiaoyun Road	Raycom Info. Tech Center
Chaoyang District,	No.2 Ke Xue Yuan Nan Lu
Beijing 100027, China	Zhong Guan Cun, Haidian District
Fax: +86-10-8447- 5669	Beijing, China 100800
Email: zhou@sequoiacap.com	Fax: +86-10-6250-9100
Attention: Kui Zhou	Attention: Mr. Wang Nengguang

To DCM:
To Inno:
c/o DCM - Doll Capital Management
Office Tower, Xin Xing Square	2420 Sand Hill Road Suite 200
Di Wang Commercial Centre	Menlo Park, California
5002 Shen Nan Dong Road	USA 94025
Shenzhen, China 518008	Fax: +1-650-854-9159
Fax: +86-755-2583-0029	Email: rtheis@dcmvc.com
Attention: Mr. Zhong Shan	Attention: Robert I. Theis

To the Company, the BVI and PRC Subsidiaries and Button:	To Harper:
c/o Hina Group, Inc.
3F, Building 8	Unit 803, IBM Tower
Zhongguancun Software Park	Pacific Century Place
Haidian District, Beijing 100094, China	2A Gongti Bei Lu, Chaoyang District
Fax: +86-10-8282-5268	Beijing 100027, China
Attention: Chen Shuning	Fax: +86-10-6539-3907
Attention: Steven Xi.
To the Founders:

3F, Building 8
Zhongguancun Software Park
Haidian District, Beijing 100094, China
Fax: +86-10-8282-5268

EXHIBIT B

PFIC Exhibit

Annual Information Statement

(1)	This questionnaire applies to the taxable year of Thinkplus Investments Limited (the “Company”) beginning on January 1, 20 , and ending on December 31, 20 .

(2)	PLEASE CHECK HERE IF 75% OR MORE OF THE COMPANY’S GROSS INCOME CONSTITUTES PASSIVE INCOME.

Passive income: For purposes of this test, passive income includes:

• Dividends, interests, royalties, rents and annuities, excluding, however, rents and royalties which are received from an unrelated party in connection with the active conduct of a trade or business.

• Net gains from the sale or exchange of property—

• which gives rise to dividends, interest, rents or annuities (excluding, however, property used in the conduct of a banking, finance or similar business, or in the conduct of an insurance business);

• which is an interest in a trust, partnership, or REMIC; or

• which does not give rise to income.

• Net gains from transactions in commodities.

• Net foreign currency gains.

• Any income equivalent to interest.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the income received by such other corporation.

(3)	PLEASE CHECK HERE IF THE AVERAGE FAIR MARKET VALUE DURING THE TAXABLE YEAR OF PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE FAIR MARKET VALUE OF ALL OF THE COMPANY’S ASSETS.

Note: This test is applied on a gross basis; no liabilities are taken into account.

Passive Assets: For purposes of this test, “passive assets” are those assets which generate (or are reasonably expected to generate) passive income (as defined above). Assets which generate partly passive and partly non-passive income are considered passive assets to the extent of the relative proportion of passive income (compared to non-passive income) generated in a particular taxable year by such assets. Please note the following:

• A trade or service receivable is non-passive if it results from sales or services provided in the ordinary course of business.

• Intangible assets that produce identifiable items of income, such as patents or licenses, are characterized in terms of the type of income produced.

• Goodwill and going concern value must be identified to a specific income producing activity and are characterized in accordance with the nature of that activity.

• Cash and other assets easily convertible into cash are passive assets, even when used as working capital.

• Stock and securities (including tax-exempt securities) are passive assets, unless held by a dealer as inventory.

Average value: For purposes of this test, “average fair market value” equals the average quarterly fair market value of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation.

(4)	Please check here if (A) more than 50% of the company’s stock (by voting power or by value) is owned by five or fewer U.S. persons or entities and (b) the average aggregate adjusted tax bases (as determined under U.S. tax principles) during the taxable year of the passive assets held by the company equals 50% or more of the average aggregate adjusted tax bases of all of the company’s assets.

Average value: For purposes of this test, “average aggregate adjusted tax bases” equals the average quarterly aggregate adjusted tax bases of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation

(5)	HOLDER HAS THE FOLLOWING PRO-RATA SHARE OF THE ORDINARY EARNINGS AND NET CAPITAL GAIN OF THE COMPANY AS DETERMINED UNDER U.S. INCOME TAX PRINCIPLES FOR THE TAXABLE YEAR OF THE COMPANY:

Ordinary Earnings:                      (as determined under U.S. income tax principles)

Net Capital Gain:                          (as determined under U.S income tax principles)

2

Pro Rata Share: For purposes of the foregoing, the shareholder’s pro rata share equals the amount that would have been distributed with respect to the shareholder’s stock if, on each day during the taxable year of the Company, the Company had distributed to each shareholder its pro rata share of that day’s ratable share (determined by allocating to each day of the year, an equal amount of the Company’s aggregate ordinary earnings and aggregate net capital gain for such year) of the Company’s ordinary earnings and net capital gain for such year. Determination of a shareholder’s pro rata share will require reference to the Company’s charter, certificate of incorporation, articles of association or other comparable governing document.

(6)	The amount of cash and fair market value of other property distributed or deemed distributed by Company to Holder during the taxable year specified in paragraph 1. is as follows:

Cash:

Fair Market Value of Property:

(7)	Company will permit Holder to inspect and copy Company’s permanent books of account, records, and such other documents as may be maintained by Company that are necessary to establish that PFIC ordinary earnings and net capital gain, as provided in Section 1293(e) of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision thereto), are computed in accordance with U.S. income tax principles.

3

AMENDMENT TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (the “Amendment”) is dated as of July 30, 2007, by and among Thinkplus Investments Limited, a company incorporated under the laws of Cayman Islands (the “Company”), and the other parties listed on the signature pages hereto (each, along with the Company, a “Party” and collectively, the “Parties”).

RECITALS:

(A)	The Company and the other parties thereof have entered into that certain Amended and Restated Shareholders Agreement dated as of April 28, 2006 (the “Shareholders Agreement”).

(B)	The Parties desire to enter into this Amendment to supplement and amend the terms of the Shareholders Agreement in consideration of the mutual covenants contained herein and other good and valuable considerations.

(C)	Capitalized terms not otherwise defined in this Amendment have the respective meanings ascribed to such terms in the Shareholders Agreement.

AGREEMENT:

Section 1

amendments

1.1	Section 1.4 of the Shareholders Agreement is hereby amended to read in its entirety as follows:

“Reserved.”

1.2	Section 8.1(ii) of the Shareholders Agreement is hereby amended to read in its entirety as follows:

“Any increase or decrease in the authorized size of the Board, or the establishment of any board committee and the delegation of any authority to the Board;”

1.3	Section 8.2(i) of the Shareholders Agreement is hereby amended to read in its entirety as follows:

“Any increase or decrease in the authorized size of the board of directors of the Company;”

1.4	Section 9.22 of the Shareholders Agreement is hereby amended to read in its entirety as follows:

“Future Significant Holders of Ordinary Shares. The Company shall cause all future holders of more than five percent (5%) of the Company’s Ordinary Shares (on a fully-diluted and as converted basis) (“Future Significant Holders of Ordinary Shares”) to enter into this Agreement and become subject to the terms and conditions hereof as the Ordinary Shareholders. The Investors and Company hereby agree that such Future Significant Holders of

4

Ordinary Shares may become parties to this Agreement by executing a counterpart of this Agreement, without any amendment of this Agreement, pursuant to this Section 9.22 or any consent or approval of any other Investor.”

Section 2

miscellaneous

2.1	References. On and after the effectiveness of this Amendment, each reference in the Shareholders Agreement to “this Agreement,” “hereunder” or words of like import referring to the Shareholders Agreement shall mean and be a reference to the Shareholders Agreement as amended by this Amendment.

2.2	Effectiveness. This Amendment shall become effective immediately upon the date hereof.

2.3	Ratification. The Shareholders Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

2.4	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

2.5	Counterparts. This Amendment may be executed in one or more counterparts including counterparts transmitted by telecopier or facsimile, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

[The remainder of this page is intentionally left blank]

5

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Amendment as of the date and year first above written.

SERIES B INVESTORS:

SEQUOIA CAPITAL CHINA I, L.P.
SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.
SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By:	Sequoia Capital China Management I, L. P.
A Cayman Islands Exempted Limited
partnership General Partner of Each

By:	SC China Holding Limited
A Cayman Islands limited liability company
Its General Partner

By:	Sinobond Global Limited, Director

By:	/s/ Jimmy
Name:	Jimmy Wong, an authorized signatory
Title:

SEQUOIA CAPITAL GROWTH FUND III
SEQUOIA CAPITAL GROWTH PARTNERS III
SEQUOIA CAPITAL GROWTH III PRINCIPALS FUND

By:	SCGF III Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Doug Leone
Managing Member

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Amendment as of the date and year first above written.

SERIES B INVESTORS:

LC FUND II

By:	/s/ Chen Hao
Name:	Chen Hao
Title:	Managing Director

DCM IV, L. P.
DCM AFFILIATES FUND IV, L. P.

By:	DCM Investment Management IV, L. P.
its General Partner

By:	DCM International IV, Ltd.
its General Partner

By:	/s/ Ruby Lu
Ruby Lu, an authorized signatory

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Amendment as of the date and year first above written.

SERIES A INVESTORS:

LC FUND II

By:	/s/ Chen Hao
Name:	Chen Hao
Title:	Managing Director

DCM IV, L. P.
DCM AFFILIATES FUND IV, L. P.

By:	DCM Investment Management IV, L. P.
its General Partner

By:	DCM International IV, Ltd.
its General Partner

By:	/s/ Ruby Lu
Ruby Lu, an authorized signatory

HARPER CAPITAL

By:	/s/ Steven Xi
Name:	Steven Xi
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Amendment as of the date and year first above written.

GROUP COMPANIES:

THINKPLUS INVESTMENTS LIMITED

By:	/s/ Chen Shunin
Name:
Title:

WORKSOFT CREATIVE SOFTWARE TECHNOLOGY LTD.

By:	/s/ Chen Shunin
Name:
Title:

WORKSOFT CREATIVE SOFTWARE TECHNOLOGY CO., LTD.

By:	/s/ Chen Shunin
Name:
Title:

WORKSOFT CREATIVE SOFTWARE TECHNOLOGY, INC.

By:	/s/ Chen Shunin
Name:
Title:

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Amendment as of the date and year first above written.

FOUNDERS:

/s/ Chen Shunin
Chen Shuning

/s/ David Lifeng Chen
David Lifeng Chen

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Amendment as of the date and year first above written.

FOUNDER ENTITIES AND ORDINARY SHAREHOLDERS:

INNO GLOBAL TECHNOLOGY LIMITED

By:	/s/ Zhu Baoguo
Name:
Title:

BUTTON SOFTWARE LTD.

By:	/s/ Chen Shuning
Name:
Title:

SURES CORPORATION LIMITED

By:	/s/ Chen Jian
Name:
Title:

SPACE LINK HOLDINGS LIMITED

By:	/s/ Wei Wei
Name:
Title:

ULTRA LINK HOLDINGS LIMITED

By:	/s/ Yu Hao
Name:
Title:

AIRLAND INTERNATIONAL LIMITED

By:	/s/ Zhang Jilun
Name:
Title:

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT